EXHIBIT 23a

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Rogers Corporation of our report dated February 3, 2004, included in the 2003 Annual Report to Shareholders of Rogers Corporation.

Our audits also included the financial statement schedule of Rogers Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-84992, 33-21121, 33-38219, 33-38920, 33-64314, 33-44087,
33-53353,  333-14419,  333-42545,  333-50901,  and  333-59634  and  Form S-3 No.
33-53369) pertaining to various stock option plans, employee savings plans, employee stock ownership plans, and stock grants, of Rogers Corporation of our report dated February 3, 2004, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 28, 2003.



                                                      ERNST & YOUNG LLP


Boston, Massachusetts
March 8, 2004

                                   EXHIBIT 23b

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-84992, 33-21121, 33-38219, 33-38920, 33-64314, 33-44087, 33-53353,
333-14419,  333-42545,  333-50901,  and  333-59634  and Form  S-3 No.  33-53369)
pertaining to various stock option plans, employee savings plans, employee stock ownership plans, and stock grants, of Rogers Corporation of our report dated March 14, 2003, with respect to the financial statements of Durel Corporation, included in the Annual Report (Form 10-K) of Rogers Corporation for the year ended December 29, 2002.



                                                     ERNST & YOUNG LLP



Phoenix, Arizona
March 8, 2004